UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2014

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8345 W. Sunset Road, Suite 200, Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2014, the Board of Directors (the “Board”) of Tropicana Entertainment Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to require that the minimum number of directors that shall constitute the Board shall be five, provided that the number of directors shall be fixed, and may be changed from time to time, by resolution of the Board.

Also on February 18, 2014, the Board increased the number of directors constituting the Board from seven to eight and elected Keith Cozza as a director of the Company to fill the vacancy created by the enlargement of the Board.

Mr. Cozza has been the President and Chief Executive Officer of Icahn Enterprises L.P., a diversified holding company engaged in a variety of businesses, including investment, automotive, energy, gaming, railcar, food packaging, metals, real estate and home fashion, since February 2014. Mr. Cozza has served as Chief Operating Officer of Icahn Capital LP, the subsidiary of Icahn Enterprises through which Carl C. Icahn manages investment funds, since February 2013. From February 2013 to February 2014, Mr. Cozza served as Executive Vice President of Icahn Enterprises. Mr. Cozza is also the Chief Financial Officer of Icahn Associates Holding LLC, a position he has held since 2006. Mr. Cozza served as Controller at Icahn Associates Holding LLC from 2004 to 2006. Prior to that Mr. Cozza was a senior assurance associate at Grant Thornton LLP. Mr. Cozza has been a director of: PSC Metals Inc., a metal recycling company, since February 2014; Herbalife Ltd., a nutrition company, since April 2013; Icahn Enterprises L.P., since September 2012; and XO Holdings, a competitive provider of telecom services, since August 2011. Mr. Cozza was previously a director of CVR Refining, LP, an independent downstream energy limited partnership, from January 2013 to February 2014; and MGM Holdings Inc., an entertainment company focused on the production and distribution of film and television content, from April 2012 to August 2012. CVR Refining, Icahn Enterprises, PSC Metals, Tropicana and XO Holdings are indirectly controlled by Carl C. Icahn. Mr. Icahn also has or previously had a non-controlling interest in Herbalife and MGM Holdings through the ownership of securities. Mr. Cozza holds a B.S. in Accounting from the University of Dayton.

There are no arrangements or understandings between Mr. Cozza and any other persons pursuant to which he was selected as a director and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The above description of the amendment to the Bylaws is qualified in its entirety by reference to the text of the Bylaws, as amended, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 5.02 of this Form 8-K is hereby incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Amended and Restated Bylaws of Tropicana Entertainment Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: February 24, 2014

	By:	/s/ Lance J. Millage
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer